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                                                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption, "Experts" and "Selected Financial Data" and to the use of our report dated November 11, 1996, with respect to the financial statements and schedule of North Star Plating Company included in the Proxy Statement/Information Statement of Keystone Automotive Industries, Inc. and North Star Plating Company that is made a part of the Registration Statement (Form S-4 No. 333-18663) and Prospectus of Keystone Automotive Industries, Inc. for the registration of 2,450,000 shares of its common stock.

                                   /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
February 27, 1997